Exhibit 10.01

WGL Holdings, Inc.
1999 Incentive Compensation Plan
Nonqualified Stock Option Award Agreement

TO: ______________________(Participant)

     You have been selected to be a Participant in the WGL Holdings, Inc. 1999 Incentive Compensation Plan As Amended and Restated on March 5, 2003 (the “Plan”).* In accordance with the Plan, you have been awarded a certain stock option, as specified below:

Date of Grant: ________________

Number of Shares Covered by this Option: _________________ (the “Shares”)

Exercise Price: _____________________ (the “Exercise Price”)

Date of Vesting: ________________________ (the “Vesting Date”)

Date of Expiration: _____________________ (the “Date of Expiration”)

     THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of a nonqualified stock option (the “Option”) to acquire shares of common stock of WGL Holdings, Inc. (the “Company”), to you, the Participant named above, pursuant to the provisions of the Plan and subject to terms and conditions of this Agreement.

     The Plan provides a complete description of the terms and conditions governing the Option. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms have the meanings ascribed to them in the Plan, unless otherwise indicated in this Agreement.

     In accordance with the Plan and this Option, the parties hereto agree as follows:

     1. Grant of Stock Option. The Company hereby grants to the Participant an Option to purchase the number of Shares of the Company set forth above, at the stated Exercise

*NOTE:	Effective November 1, 2000, WGL Holdings, Inc. assumed all the obligations of Washington Gas Light Company under the Plan.

This document constitutes part of a prospectus covering securities which have been registered under the Securities Act of 1933.           [date]

Price, which is one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Agreement. The Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986.

     2. Exercise of Stock Option. Except as hereinafter provided, the Participant may exercise this Option at any time between the “Vesting Date” and the “Date of Expiration”, as those dates appear on page 1 of this Agreement. The Vesting Date is the third anniversary of the Date of Grant. The Date of Expiration is the tenth anniversary of the Date of Grant. Options may be exercised in accordance with procedures set forth in this Agreement and the Plan, defined above.

     This Option may be exercised in whole or in part, but not for less than 100 Shares at any one time, unless fewer than 100 Shares then remain subject to the Option, and the Option is then being exercised as to all such remaining Shares.

     3. Termination of Employment or Service:

      (a) Termination on death or Disability of the Participant. Immediately upon death or Disability of the Participant, this Option to purchase all shares shall become fully vested. Such shares may be purchased until the earlier of: (i) the expiration date of this Option; or (ii) the first anniversary of the date of death or Disability. In the case of death of the Participant, this Option may be exercised by the Participant’s designated beneficiary under this Agreement, or, if none, then by the legal representative of the Participant’s estate. For purposes of this Agreement “Disability” shall be determined in the same manner as “Disability” under the terms of the Washington Gas Light Company Employees’ Pension Plan.

      (b) Termination on Retirement: Immediately upon Retirement this Option shall become vested and fully exercisable. Upon Retirement, this Option, whether or not previously vested, may be exercised until the earlier of: (i) the expiration date of this Option; or (ii) the third anniversary date of Retirement. For this purpose, “Retirement” shall be defined as “Retirement” under the Washington Gas Light Company Employees’ Pension Plan.

      (c) Death after Retirement or Disability: If a Participant dies following Retirement or Disability with options which have not been exercised, the Participant’s Designated Beneficiary or Personal Representative may exercise this Option until the earlier of (i) the expiration date of this Option, or (ii) the first anniversary of the date of death of the Participant.

      (d) For other reasons: Unless otherwise determined by the Committee, in the event of termination of employment for any reasons other than death, Disability or Retirement, this Option shall automatically expire, if it has not vested by its terms as of that date. If this Option is vested as of the date of termination of employment for any reason other than death, Disability or Retirement, this Option may be exercised until the earlier of:

(i) the expiration date of this Option; or (ii) the end of the 3 month period following the date of termination of employment (except in the case of termination for cause, as determined by the Committee, or in breach of an employment agreement with the Company, in which case all unexercised Options, whether or not vested, including this Option, held by the Participant shall expire as of the termination of employment or service).

     4. Change of Control. In the event of a Change of Control as defined in the Plan and subject to the limitations of Section 7(f) of the Plan, all shares under this Option shall become immediately 100% vested and shall remain exercisable for their entire term.

     5. Rights as a Stockholder. The Participant has no rights as a stockholder of the Company with respect to the Shares subject to this Option Agreement until such time as the Option has vested, it has been exercised in accordance with this Agreement, the Exercise Price has been paid, and the Shares have been issued and delivered to the Participant.

     6. Adjustments. Subject to Sections 4(c) and 8(e) of the Plan, if the Committee determines that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of stock, stock or cash dividend, other distribution, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the certain specified terms of Awards, including this Option. These adjustments may include, among other adjustments, adjustments to (i) the number and kind of shares of stock relating to this Option, and (ii) the exercise price relating to this Option (or, if deemed appropriate, the Committee may make provisions for a cash payment with respect to this Option). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, this Option (including, without limitation, cancellation of unexercised or outstanding Options or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, among other matters, events constituting a Change of Control) affecting the Company of any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles. Notwithstanding anything herein to the contrary, without the prior approval of the shareholders of the Company, neither the Board of Directors nor the Committee may take any action that would constitute repricing of this option.

     7. Procedure for Exercise of Option. To the extent this Option is exercisable, it may be exercised by delivery of written notice to the Company on any business day at its executive offices, addressed to the attention of its Secretary. Such notice: (a) shall be signed by the Participant or his or her legal representative (including the legal representative of a deceased Participant’s estate); (b) shall specify the number of full Shares then elected to be purchased with respect to the Option; (c) unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the Shares to be purchased, shall contain a representation of the Participant that the Shares are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the Shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the Shares may then be listed; and (d) shall be accompanied by payment in full of the Exercise Price of the Shares to be purchased.

     The Exercise Price upon exercise of this Option shall be payable to the Company in full either: (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee); or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the Shares which are tendered much have been held by the Participant for at least six (6) months prior to their tender to satisfy the Exercise Price); or (c) by a combination of (a) and (b).

     Subject to the approval of the Committee, the Participant may be permitted to exercise pursuant to a “cashless exercise” procedure, as permitted under Federal Reserve Board’s Regulation T, subject to securities law restrictions, or by any other means which the Committee, in its sole discretion, determines to be consistent with the Plan’s purpose and applicable law.

     As promptly as practicable after receipt of notice and payment upon exercise, the Company shall cause to be issued and delivered to the Participant or his or her legal representative, as the case may be, certificates for the Shares so purchased, which may, if appropriate, be endorsed with appropriate restrictive legends. The Share certificates shall be issued in the Participant’s name (or, at the discretion of the Participant, jointly in the names of the Participant and the Participant’s spouse). The Company shall maintain a record of all information pertaining to the Participant’s rights under this Agreement, including the number of Shares for which their Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

     8. Tax Withholding. The Company or its affiliate may deduct or withhold, or require the Participant or beneficiary to remit to the Company or its affiliate, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.

     9. Share Withholding. Participants may elect to satisfy the tax withholding requirement, in whole or in part, by having the Company or its affiliate withhold Shares having a Fair Market Value equal to taxes required to be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

     10. Limitations on Transferability. Except as provided by the Plan or by the Committee, this Option and rights or benefits under this Agreement are not transferable by the Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, and shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise be subject to the claims of creditors. This Option may be transferred to one or more transferees during the lifetime of the Participant only to the extent and on such terms and conditions as may then be permitted by the Committee.

     11. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be distributed and who may exercise this Option pursuant to Paragraph 3(a) of this Agreement in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, this Option is exercisable by the legal representative of the estate of the Participant and any benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

     12. No Right to Continued Employment or Service. Neither the Plan, this Option nor any action taken hereunder shall be construed as giving the Participant or any employee or any person the right to be retained in the employ or service, as applicable, of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the Participant or any employee’s employment or any person’s service at any time.

     13. Successors and Assigns. All obligations of the Company under the Plan and this Agreement, with respect to this Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company. See Paragraph 6 of this Agreement and Sections 4(c) and 8(e) of the Plan regarding certain adjustments the Committee may make to this Award in the event there is a successor to the Company.

     14. Administration. This Option Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable Federal or State securities laws, under the requirements of any stock exchange upon Shares are then traded. The Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Option Agreement, all of which shall be binding upon the Participant.

     15. Amendment and Termination of the Plan. The 1999 Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without stockholder approval unless the Board seeks to increase the number of shares of Common Stock subject to the Plan or stockholder approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Stockholder approval will not deemed to be required under laws or regulations that conditions favorable tax treatment on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstances in which it deems such approval advisable.

     16. Miscellaneous:

      (a) If the day for vesting or expiration of this Option falls on a non-business day for the Company, that vesting or expiration will be deemed to occur on the Company’s next business day. If the day for any other action to be taken under this Agreement falls on a non-business day for the Company, the period for taking such action will extend through the Company’s next business day.

      (b) The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

      (c) This Agreement is subject to all applicable laws, rules, and regulations, and any required approvals by any governmental agencies or national securities exchanges.

      (d) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Virginia.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.

WGL Holdings, Inc.
Participant
_______________________________	By: ____________________________________